UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HELIOGEN, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HELIOGEN, INC.
130 W. UNION STREET
PASADENA, CALIFORNIA 91103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2024 AT 8:00 A.M. PACIFIC TIME

Dear Stockholders of Heliogen, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Heliogen, Inc., a Delaware corporation (the “Company”). The meeting will be held on August 1, 2024 at 8:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/HLGN2024. To participate in the Annual Meeting, you will need to register to attend the meeting by 5:00 p.m., Eastern time, on July 31, 2024 using the control number located on the Notice of Internet Availability of Proxy Materials for the Annual Meeting, or if you received paper copies, your proxy card or voting instruction form. For purposes of attendance at the Annual Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Annual Meeting.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.      To elect the two nominees for Class III directors named in the accompanying proxy statement to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.      To ratify the appointment by the audit committee of our board of directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024;

3.      To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the Annual Meeting is June 7, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on August 1, 2024 at 8:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/HLGN2024.

The proxy statement and 2023 annual report to stockholders
are available at www.proxyvote.com

By Order of the Board of Directors,

Debbie Chen General Counsel and Secretary Pasadena, California June 18, 2024

All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the meeting.

i

HELIOGEN, INC.
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 8:00 A.M. PACIFIC TIME ON AUGUST 1, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Heliogen, Inc. (the “Board”) is soliciting your proxy to vote at Heliogen’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on August 1, 2024 at 8:00 a.m. Pacific Time. The Annual Meeting can be accessed virtually by visiting www.virtualshareholdermeeting.com/HLGN2024 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), are being distributed and made available on or about June 18, 2024. As used in this proxy statement, references to “we,” “us,” “our,” “Heliogen” and the “Company” refer to Heliogen, Inc. and its subsidiaries.

Why did I receive a Notice of Internet Availability of Proxy Materials regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about June 18, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

When and where is the Annual Meeting?

The Annual Meeting will be held virtually on Thursday, August 1, 2024, at 8:00 a.m. Pacific Time, via live audio webcast on the Internet. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log into www.virtualshareholdermeeting.com/HLGN2024. The Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You will not be able to attend the Annual Meeting physically in person. You are entitled to attend the Annual Meeting if you were a stockholder of record as of June 7, 2024 (the “Record Date”). In order to participate in the Annual Meeting you must register to attend the meeting by 5:00 p.m., Eastern time, on July 31, 2024 using your control number from your Notice or if you received paper copies, your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures. Information on how to vote online during the Annual Meeting is discussed below.

Why is the Company holding the Annual Meeting virtually?

We are holding the Annual Meeting online and providing internet voting to facilitate stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world, with procedures designed to ensure the authenticity and correctness of your voting instructions. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location. Heliogen stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person Annual Meeting.

Where can I get technical assistance?

If you have difficulty accessing the meeting, please call the phone number listed at www.virtualshareholdermeeting.com/HLGN2024.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted prior to the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date who have registered in advance to attend the Annual Meeting may submit questions prior to the meeting that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so when you register to attend the Annual Meeting at www.virtualshareholdermeeting.com/HLGN2024 using the control number provided in the Notice and typing your question in the appropriate box in the registration form.

In accordance with the rules of conduct, we ask that you limit your questions to one brief question that is relevant to the Annual Meeting and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to the business to be conducted at the Annual Meeting, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 5,978,487 shares of common stock outstanding and entitled to vote.

What matters am I being asked to vote on?

There are two matters scheduled for a vote:

•        The election of the two nominees for Class III directors named herein to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”); and

•        The ratification of the appointment by the Audit Committee of the Board (the “Audit Committee”) of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2024 (“Proposal 2”).

How does the Board recommend that I vote?

The Board recommends that you vote your shares of our common stock:

•        “FOR” each of the two Class III director nominees named in this proxy statement; and

•        “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2024.

How may I vote my shares?

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If, on June 7, 2024, your shares were registered directly in your name with Heliogen’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to

www.virtualshareholdermeeting.com/HLGN2024. You will be asked to provide the control number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

•        To vote using the proxy card that may have been delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•        To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 31, 2024 to be counted.

•        To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 31, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on June 7, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. In addition to voting, you are also invited to attend the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank for further information about how to direct your broker or other agent to vote or how to attend the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 7, 2024.

How many votes are needed to approve each proposal?

Proposal		Vote Required
Proposal 1:	Election of Directors

The affirmative vote of a plurality of the votes cast of the shares present in person, by remote communication, or represented by proxy and entitled to vote generally on the election of directors, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. There is no cumulative voting.

Proposal 2:	Ratification of the appointment of our independent registered public accounting firm	The affirmative vote of a majority in voting power of the shares present in person, by remote communication, or represented by proxy and entitled to vote on the matter.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card if you receive a paper copy of the proxy materials, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the election of each of the two nominees for director, and “For” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2024. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine”, but not with respect to “non-routine” matters. In this regard, Proposal 1 (election of directors) is considered to be “non-routine” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 (ratification of appointment of independent registered public accounting firm) is considered to be a “routine” matter meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with that proposal. Proposal 2 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with this proposal.

What are my choices for casting my vote on each matter to be voted on?

Your choices for casting your vote on each proposal to be voted on at the Annual Meeting are as follows:

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Proposal 1: Election of Directors	“For” or “Withhold” with respect to each of the two director nominees	Not applicable.	No	None. Only votes “For” impact outcome. Withheld votes will have no effect.
Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm	“For,” “Against,” or “Abstain”	Vote “Against” the proposal	Yes	Not applicable

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or through the internet.

•        You may send a timely written notice that you are revoking your proxy to Heliogen, Inc., Attn: General Counsel at 130 W. Union St., Pasadena, CA 91103. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•        You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” and abstentions. Abstentions are not applicable with respect to Proposal 1. Abstentions will have the same effect as “Against” votes for Proposal 2. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares entitled to vote are present in person, by remote communication, or represented by proxy at the meeting. On the Record Date, there were 5,978,487 shares outstanding and entitled to vote. Thus, the holders of 2,989,244 shares must be present by remote communication at the meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote may adjourn the meeting to another date.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders for the ten days ending the day prior to the Annual Meeting. The list will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at our corporate headquarters during normal business hours.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is divided into three classes, designated as Class I, Class II and Class III, each of which has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board presently has eight members. There are three directors, namely, Ms. Julie Kane, Mr. Roger Lazarus, and Mr. Robert Kavner, in the class whose term of office expires in 2024. The Board intends to reduce its size to seven members effective with the Annual Meeting and, as a result, did not re-nominate Mr. Kavner to a new term. Mr. Kavner will continue to serve on our Board until his current term expires at the end of the Annual Meeting. The Board and management thank Mr. Kavner for his service. Upon the expiration of Mr. Kavner’s Board term at the time of the Annual Meeting, the Board will decrease the size of the Board from eight to seven members in accordance with the Company’s Bylaws.

Ms. Kane has served as a member of our Board since December 2021 and as the chairperson of the Board since March 2023. Mr. Lazarus has served as a member of our Board since March 2023 and as the chairman of the Audit Committee since April 2024. If elected at the Annual Meeting, both of these nominees would serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by the affirmative vote of a plurality of the votes of the shares present in person, by remote communication, or represented by proxy and entitled to vote generally on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting if re-elected.

Class III Nominees for Election for a Three-year Term Expiring at the 2027 Annual Meeting

Julie Kane.    Ms. Kane, age 65, has served as a member of our Board since December 2021 and as the chairperson of the Board since March 2023. She is also a member of the Board of Directors of Lygos, a private company. Previously, Ms. Kane served as a director of SIGA Technologies, Inc. (Nasdaq: SIGA) from May 2019 to June 2023 where she chaired the compensation committee and nominations and corporate governance committee. From 2021-2022 Ms. Kane performed compliance consulting for The Boeing Company and is currently engaged in compliance consulting for a privately held company. From 2015 to 2020, Ms. Kane served as the Senior Vice President, Chief Ethics and Compliance Officer, and Deputy General Counsel of PG&E Corporation. Prior to joining PG&E Corporation, Ms. Kane worked at Avon Products, Incorporated as Vice President and General Counsel of Avon North America and Corporate Legal Functions from 2013 to 2015. Prior to joining Avon, Ms. Kane held a number of senior roles with Novartis Corporation and its affiliates over a 25-year period. Ms. Kane was formerly a member of the board of directors of the Ethics Resource Center in Washington, D.C., and formerly served on the Board of Governors of the Commonwealth Club of California. Ms. Kane holds a B.A. in political science from Williams College and J.D. from the University of San Francisco School of Law. Ms. Kane is a member of the California state bar.

Ms. Kane was selected to serve on our Board because of her decades of experience spanning several industries, including pharmaceuticals, chemicals and agribusiness, beauty, direct-selling and dual-fuel utilities, along with her experience in environmental, social and governance matters, provides our Board with valuable insight into many aspects of our business.

Roger Lazarus.    Mr. Lazarus, age 66, has served as a member of our Board since March 2023 and as the chairman of the Audit Committee since April 2024. Mr. Lazarus is a director and the chair of the Audit Committee of Logistic Properties of The Americas (NYSEAMERICAN: LPA), a developer of logistics properties in Costa Rica,

Colombia and Peru. Mr. Lazarus is also a venture advisor to Marcy Venture Partners and its portfolio companies. From 1997 to 2019 he worked as a partner at Ernst & Young LLP advising on acquisitions and investments for corporate and private equity clients. During his career with Ernst & Young, he served in a variety of roles, including as the Chief Operating Officer (“COO”) and Board member of Ernst & Young’s LatAm North region, where he managed internal operations and oversaw financial and operating reporting for 13 countries from 2017 to 2019, as a managing partner and COO of Ernst & Young Colombia from 2013 to 2019, and as the managing partner of Ernst & Young´s West Region Transactions service-line from 2006 to 2009. He is chair of the Audit Committee of the Goldman Environmental Foundation, the sponsor of the annual Goldman Environmental Prize. Mr. Lazarus is a Chartered Accountant (ICAEW), holds a BA with honors in Economics from the University of York, England.

Mr. Lazarus was selected to serve on our Board because of his valuable financial and operational expertise across both developed and emerging markets.

Class I Directors Continuing in Office Until the 2025 Annual Meeting

Phyllis Newhouse.    Ms. Newhouse, age 61, has served as a member of our Board since December 2021. Ms. Newhouse is a serial entrepreneur and investor, retired military senior officer and mentor. Ms. Newhouse is the founder of XtremeSolutions, Inc., an Atlanta-based cybersecurity firm that offers service in both the federal and private sectors (“XSI”). Since founding XSI in June 2002, Ms. Newhouse has served as XSI’s Chief Executive Officer and has led the company in offering a wide range of IT expertise and provides industry leading, state-of-the-art information technology and cybersecurity services and solutions. Ms. Newhouse is also the founder and Chief Executive Officer of ShoulderUp Technology Acquisition Corp., a blank check company which completed its initial public offering in November 2021. Prior to founding XSI, Ms. Newhouse served as a member of the United States Army for more than 22 years, where she focused on national security issues and helped to establish the Cyber Espionage Task Force. Ms. Newhouse currently serves on the board of directors of Sabre GLBL Inc. (Nasdaq: SABR), as well as for the Technology Association of Georgia and Business Executives for National Security. Ms. Newhouse is also the founder of ShoulderUp, a nonprofit organization dedicated to connecting and supporting women on their entrepreneurial journeys. Additionally, Ms. Newhouse serves on the executive board and is a member of the Women President Organization and serves on the board of Girls Inc., a nonprofit organization that encourages all girls to be “Strong, Smart, and Bold.” Ms. Newhouse is known as a pioneer in cybersecurity. She has received numerous awards as an industry thought leader. In 2017, Ms. Newhouse became the first woman to win an Ernst & Young (“EY”) Entrepreneur of The Year award in the technology category. She was admitted into the 2013 class of EY Entrepreneurial Winning Women, and in 2019 was inducted into the Enterprising Women hall of fame. Ms. Newhouse received her B.A. in Liberal Arts Science from Saint Leo College.

Ms. Newhouse was selected to serve on our Board because of her significant knowledge of the cybersecurity and IT industries and experience as a director of publicly and privately-held companies.

Suntharesan Padmanathan.    Mr. Padmanathan, age 66, has served as a member of our Board since December 2021. Mr. Padmanathan is a seasoned engineering and energy expert with over 40 years of industry experience. Mr. Padmanathan has served as vice-chairman of the board of directors of ACWA Power from January 2022 to September 2023 and currently also serves as a member of the board of directors of several companies involved in power and water development across the globe, including BESIX, XLink Ltd and Desolenator BV. He previously served as President & Chief Executive Officer of ACWA Power from 2007 to March 2023 and before that, as Head of Business Development from 2005 to 2007. During his time at ACWA Power, Mr. Padmanathan spearheaded its expansion from a startup in 2006 to a leading private developer, owner and operator of power generation and desalinated water production plants today including its emergence as the largest developer and owner of concentrated solar power plants with molten salt storage technology in the world. Prior to joining ACWA Power, Mr. Padmanathan was Vice President and Corporate Officer at Black and Veatch, where he was responsible for developing privately financed power, water and wastewater projects in several countries. Before that, he was the Chief Executive of Black & Veatch Africa Limited and an Executive Director of Burrow Binnie International Ltd. Mr. Padmanathan began his career as an engineer at John Burrow and Partners Overseas. Mr. Padmanathan holds a degree in Engineering from the University of Manchester, United Kingdom.

Mr. Padmanathan was selected to serve on our Board because of his significant knowledge of the renewable energy industry and his experience as an executive officer and member of the boards of directors of several companies involved in power and water development across the globe.

Christiana Obiaya.    On February 5, 2023, Ms. Obiaya, age 41, was appointed to serve as Heliogen’s Chief Executive Officer and a member of the Board, having previously served as the Chief Financial Officer since March 2021. Prior to joining Heliogen, Ms. Obiaya held roles as Chief Financial Officer and head of strategy for Bechtel Energy (“Bechtel”) from 2017 to 2021 as well as various other leadership roles spanning finance, strategy, project development and investment, and project execution from 2010 to 2017. Prior to Bechtel, Ms. Obiaya worked on renewable energy projects in Kenya and India from 2008 to 2009. Ms. Obiaya began her nearly 20-year career as an engineer, designing products and scaling up manufacturing processes at a multinational consumer goods company from 2004 to 2008. Ms. Obiaya also serves as a director of Tetra Tech, Inc. (Nasdaq: TTEK) since January 2023 and is a member of the compensation and strategic planning and enterprise risk committees. Ms. Obiaya graduated from MIT with a B.S. in Chemical Engineering and an MBA from MIT Sloan School of Management.

Ms. Obiaya was selected to serve on our Board because of her experience in leadership roles and perspective in corporate strategy.

Class II Directors Continuing in Office Until the 2026 Annual Meeting

Stacey Abrams.    Ms. Abrams, age 50, has served as a member of our Board since December 2021. Ms. Abrams has served as the Chief Executive Officer of Sage Works Production, Inc. since 2020 and as the Chief Executive Officer of Sage Works, LLC since September 2002. She co-founded Insomnia Consulting in 2006 to specialize in development, investment and consulting for complex infrastructure projects, including transportation, waste-by-rail transfer, energy, facilities and water. In addition, Ms. Abrams founded and served as executive director of the Southern Economic Advancement Project from March 2019 until December 2021. From 2007 to 2017, Ms. Abrams served as a State Representative of the Georgia General Assembly and as the minority leader from 2011 to 2017. She previously served as the Chief Executive Officer of the Third Sector Development from August 1998 until March 2019. Ms. Abrams previously also co-founded and served as Senior Vice President of NOWaccount Network Corporation from 2010 to 2016. Ms. Abrams currently serves on the boards of directors of a number of organizations, including ShoulderUp Technology Acquisition Corp., the National Democratic Institute for International Affairs and the Marguerite Casey Foundation. Ms. Abrams has a strong record on climate change, environmental justice and climate action. She has served on the advisory boards of World War Zero (founded by former Secretary of State John Kerry) and Climate Power 2020 (founded by John Podesta). Ms. Abrams received a B.A. in Interdisciplinary Studies from Spelman College, a Master of Public Affairs from the University of Texas Lyndon B. Johnson School of Public Affairs, and a J.D. from Yale University.

Ms. Abrams was selected to serve on our Board because of her expertise in environmental justice and climate action and her leadership experience in both government and the private sector.

Barbara Burger.    Dr. Burger, age 63, has served as a member of our Board since September 2022. Dr. Burger currently serves as a senior advisor for Syzygy Plasmonics (since June 2022), Epicore Biosystems (since July 2022) and Spark (since April 2023). She has also served on the Emerald Technology Ventures Advisory Council since April 2022, as a senior advisor to Energy Impact Partners since April 2023, as a senior advisor to Marunouchi Innovation Partners since October 2023, as a senior advisor to Lazard Ltd. since October 2022, as an independent director to Revterra since November 2023 and as an independent director to Milestone Environmental Services since February 2024. Dr. Burger also holds a wide range of civic and industrial leadership governing board and advisory council positions including the Houston Symphony Society, the National Renewable Energy Laboratory, the Greentown Labs board of directors, Activate, and Rice University’s Corporate Innovation Practice. Previously, Dr. Burger was the Vice President, Innovation at Chevron and President of Chevron Technology Ventures from June 2013 to April 2022. Prior to that, Dr. Burger held a number of management positions at Chevron across International Marketing, Chemicals, Technology Marketing, Lubricants, Ventures, and Innovation. Dr. Burger has spent most of her career focused on the big challenges in energy transition, equity, and access to education. Dr. Burger is an active alumnus of the University of Rochester where she serves on the Board of Trustees and chairs the River Campus Libraries National Council. She also established the Barbara J. Burger Endowed Scholarship in the Sciences and founded the Barbara J. Burger iZone, where students generate, refine, and communicate ideas for social, cultural, community and economic impact. At the California Institute of Technology, Dr. Burger supports graduate women in chemistry and serves on the Strategic Advisory Board for the Resnick Sustainability Institute. Dr. Burger holds a bachelor’s degree in chemistry from the University of Rochester, a PhD degree in chemistry from the California Institute of Technology and an MBA degree in finance, with academic honors, from the University of California, Berkeley.

Dr. Burger was selected to serve on our Board because of her expertise in the energy and chemical sectors and her deep experience in industrial growth and innovation.

Board Diversity

Our Board consists of 8 members. The following Board Diversity Matrix provides the self-identified personal characteristics for our Board:

Board Diversity Matrix (As of June 7, 2024)

	Female	Male
Part I: Gender Identity
Directors	5	3
Part II: Demographic Background
African American or Black	3	—
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	2
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—

Vote Required

The affirmative vote of a plurality of the votes cast of the shares present in person, by remote communication, or represented by proxy and entitled to vote generally on the election of directors will be required to elect each of the two directors, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting will be elected.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTOR NOMINEES
NAMED IN THIS PROXY STATEMENT.

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines may be viewed at investors.heliogen.com.

Notice of NYSE Delisting

On November 7, 2023, we received a letter from the staff of New York Stock Exchange (“NYSE”) Regulation notifying us that it had determined to commence proceedings to delist our common stock and public warrants. The NYSE Regulation reached its decision to delist these securities pursuant to Section 802.01B of the NYSE’s Listed Company Manual because we had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million. On April 15, 2024, we notified the NYSE that we intend to withdraw our appeal of the delisting determination and on June 10, 2024, the NYSE filed with the SEC a Notification of Removal From Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 in order to delist our common stock and public warrants from the NYSE and deregister our common stock and public warrants under Section 12(b) of the Exchange Act. The delisting will become effective on June 20, 2024. Our common stock is currently quoted on the OTCQX, the highest market tier operated by the OTC Markets Group, Inc. We intend to continue to comply with public company SEC regulations and other NYSE listing requirements, including maintaining an independent Board with corporate governance rules and oversight committees, but excluding conducting annual director evaluations.

Director Independence

As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NYSE listing standards: Ms. Newhouse, Mr. Padmanathan, Ms. Abrams, Dr. Burger, Ms. Kane, Mr. Lazarus, and also, Mr. Kavner, who will complete his current term but has not been renominated for a new term in 2024. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence and found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Our independent directors meet in executive session without management present if circumstances warrant when the full Board convenes for a regularly scheduled meeting or a special meeting.

Family Relationships

There are no family relationships among the directors and executive officers.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will exercise its discretion in combining or separating the offices of the chairperson of the Board and the Chief Executive Officer, based on the Board’s judgment of the best interests of the Company and its stockholders from time to time. Currently, we separate the offices of the chairperson of the Board and the Chief Executive Officer. Our Corporate Governance Guidelines provide that if the chairperson of the Board is not an independent director, the independent directors will appoint from among themselves an independent director to serve as Lead Independent Director.

The Board believes that separation of the positions of chairperson of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Board believes that having an independent chairperson of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board chairperson can enhance the effectiveness of the Board as a whole. In addition, the Board believes that participation of the Chief Executive Officer as a director, while keeping the roles of Chief Executive Officer and chairperson of the Board separate, provides the proper balance between independence and management participation at this time.

Role of the Board in Risk Oversight

The Board believes that effective risk management involves our entire corporate governance framework. Both management and the Board have key responsibilities in managing risk throughout the Company. One of the Board’s key functions is informed oversight of the Company’s risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight, as further detailed in the table below. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. Our Board and standing committees perform these functions in a number of ways, including the following:

Board Responsibilities

•   Overall oversight concerning the assessment and management of risk related to our business, including risks related to environmental, social and governance practices, and financial, legal and operational risks

•   Decision-making for fundamental financial and business strategies and major corporate activities, including material acquisitions and financings

•   Oversight of management and Board committees

•   Oversight of information technology and cybersecurity risk policies

•   Receives regular reports from Board committees on specific risk oversight responsibilities

•   Receives regular reports from management regarding business operations, financial results and strategic planning and budgeting and regulatory matters

Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee

•   Oversight of accounting and financial reporting processes and audits of financial statements

•   Oversight of financial risk exposures and management policies and controls, including guidelines and policies to govern the process by which risk assessment and management is undertaken

•   Oversight of quality and integrity of the accounting, auditing, internal control and financial reporting practices

•   Responsible for the appointment, compensation, retention and oversight of independent registered public accounting firm

•   Oversight of the internal audit function

•   Oversight over cybersecurity risk management

•   Oversight of compensation plans, policies and programs and overall philosophy

•   Assessment and monitoring that incentive pay arrangements do not encourage unnecessary risk taking

•   Review the human capital management practices related to the Company’s talent generally

•   Identifies, evaluates and provides recommendations regarding Board and Committee composition, functions and duties

•   Oversight of evaluation of the performance of the Board and committees

•   Monitors the effectiveness of our corporate governance guidelines

•   Advises Board on corporate governance matters and Board performance matters

Management Responsibilities

•        Identify material risks facing the Company

•        Implement appropriate risk management strategies

•        Integrate risk management into our decision-making process

•        Ensure that information with respect to material risks is transmitted to the Board or the appropriate Board committee

Risk Areas
• Strategic • Reputational • Financial • Operational • Legal, regulatory and compliance	• Financial reporting and internal control • Information systems and cybersecurity • Human capital management • ESG/sustainability

Meetings of the Board of Directors and Attendance

Our Board met 27 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which they served. In addition, we encourage all of our directors and nominees for director to attend our annual meeting of stockholders, but attendance is not mandatory. Each of the directors serving at the date of our 2023 annual meeting of stockholders attended the meeting.

Committees of the Board of Directors

Our Board has four standing committees: an Audit Committee, a Compensation and Human Capital Committee (“Compensation Committee”), a Nominating and Corporate Governance Committee (“Nominating Committee”) and a Corporate Strategy Committee. The following table provides membership and meeting information for each of our standing Board committees as of the date of this proxy statement:

Director	Audit Committee(1)	Compensation Committee	Nominating Committee(1)	Corporate Strategy Committee(2)
Robert Kavner*(3)	X	—	X	—
Phyllis Newhouse	X	Chair	—	—
Christiana Obiaya	—	—	—	X
Barbara Burger	—	X	—	Chair
Julie Kane+	—	—	X	—
Stacey Abrams	—	—	Chair	X
Suntharesan Padmanathan	—	—	—	X
Roger Lazarus*(4)	Chair	X	—	—
Total meetings in the year ended December 31, 2023	6	8	10	3

____________

*        Financial Expert

+        Chairperson of the Board.

(1)      Mr. Kavner will continue to serve on the Audit Committee and Nominating Committee until the end of the Annual Meeting. The Board has not yet determined the composition of each committee as it will be in place after the Annual Meeting.

(2)      The Corporate Strategy Committee was formed on March 2, 2023.

(3)      Mr. Kavner’s term as director will expire at the 2024 Annual Meeting and he is not being renominated for a new term because of the reduction in board size.

(4)      Mr. Lazarus was appointed to the Board on March 2, 2023.

Below is a description of each standing committee of the Board. Copies of the charters for each committee are available on the Corporate Governance section of the Company’s website at investors.heliogen.com. The reference to our website address throughout this proxy statement does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that other than Ms. Obiaya, who is a member of the Corporate Strategy Committee, each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

Our Audit Committee is currently composed of three directors: Mr. Kavner, Mr. Lazarus and Ms. Newhouse. Mr. Lazarus was appointed the chair of the Audit Committee on April 1, 2024. Mr. Kavner will continue to serve on the Audit Committee until the end of the Annual Meeting, following which the Board will appoint a new member of the Audit Committee. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.Heliogen.com.

The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:

•        overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;

•        managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;

•        reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;

•        overseeing the design, implementation, organization and performance of the Company’s internal audit function;

•        helping the Board oversee the Company’s programs and policies designed to ensure legal and regulatory compliance, including risk assessment and management practices and policies;

•        considering any requests by directors or executive officers of the Company for a waiver from the Code of Business Conduct and Ethics (the “Code of Conduct”); and

•        providing regular reports and information to the Board.

Our Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act).

Our Board has determined that each of Mr. Kavner and Mr. Lazarus is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board examined each Audit Committee member’s scope of experience and the nature of their employment.

Compensation and Human Capital Committee

Our Compensation Committee is composed of three directors: Dr. Burger, Mr. Lazarus and Ms. Newhouse. The chair of the Compensation Committee is Ms. Newhouse. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of the NYSE, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has adopted a written Compensation Committee charter that is available to stockholders on our website at investors.Heliogen.com.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and programs, and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•        helping the Board oversee the Company’s compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;

•        reviewing and determining the compensation to be paid to the Company’s executive officers and directors;

•        when required, reviewing and discussing with management the Company’s compensation disclosures in the “Compensation Discussion and Analysis” section of the Company’s annual reports, registration statements, proxy statements or information statements filed with the SEC;

•        when required, preparing and reviewing the Compensation Committee report on executive compensation included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and

•        reviewing the human capital management practices related to the Company’s talent generally (including how the Company recruits, develops, and retains people).

Compensation Committee Processes and Procedures

Our Compensation Committee expects to meet regularly and in executive session as desired. However, from time to time, the Compensation Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or performance. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the compensation and oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation

Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration factors prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Our Compensation Committee typically makes most of the significant adjustments to annual compensation, and determines base salary, bonus and equity awards at one or more meetings held during the first quarter of its fiscal year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Our Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. For all executives and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels. Our Compensation Committee engaged the services of Clearbridge Compensation Group LLC (“Clearbridge”), a compensation consulting firm, to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executives and directors for 2023 and how our compensation practices compare to the compensation practices of other selected companies. Clearbridge does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee believes that Clearbridge does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards. The Compensation Committee has assessed the independence of Clearbridge pursuant to SEC rules and NYSE listing standards and concluded that no conflict of interest exists that would prevent Clearbridge from independently representing the committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been one of our executive officers or employees. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating Committee is currently composed of three directors: Ms. Abrams, Ms. Kane and Mr. Kavner. Mr. Kavner will continue to serve on the Nominating Committee until the end of the Annual Meeting. After the Annual Meeting, the Nominating Committee will be composed of two directors: Ms. Abrams and Ms. Kane. The chair of the Nominating Committee is Ms. Abrams. Our Board has determined that both members of the Nominating Committee are independent under the listing standards of the NYSE. Our Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at investors.Heliogen.com.

Specific responsibilities of the Nominating Committee include:

•        helping the Board oversee the Company’s corporate governance functions and develop, update as necessary and recommend to the Board the governance principles applicable to the Company;

•        identifying, evaluating and recommending and communicating with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;

•        reviewing candidates nominated by stockholders;

•        recommending the composition, functions, and duties of the committees of the Board;

•        overseeing and monitoring the Company’s corporate governance policies and initiatives, including its environmental and sustainability policies and initiatives, and risks related to the Company’s operations, supply chain, and customer engagement;

•        reviewing and assessing the Company’s corporate governance guidelines and its Code of Conduct and recommending any changes deemed appropriate to the Board for its consideration;

•        annually overseeing an evaluation of the performance of the Board, including the Board committees, and, as appropriate, making recommendations to the Board for areas of improvement; and

•        making other recommendations to the Board relating to the directors of the Company.

Our Nominating Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, the Nominating Committee considers the current size and composition, organization, and governance of the Board and the needs of the Board and the respective committees of the Board, as well as a candidate’s potential conflicts of interest or other commitments. Some of the qualifications that the Nominating Committee considers include, without limitation, business experience, diversity, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Nominees must be of high character and integrity. Members of the Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. The Nominating Committee may also consider such other factors as it may deem, from time to time, are in the Company’s and its stockholders’ best interests.

Although we do not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body, and the Nominating Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating Committee may take into account the benefits of diverse viewpoints. Our Nominating Committee also considers applicable laws and regulations, including monitoring proposed and enacted legislation. After completing its review and evaluation of director candidates, the Nominating Committee recommends to the Board the director nominees for selection.

Corporate Strategy Committee

Our Corporate Strategy Committee consists of Ms. Obiaya, Ms. Abrams, Dr. Burger and Mr. Padmanathan. Dr. Burger serves as the chair of the Corporate Strategy Committee. The functions of the committee include, among other things:

•        reviewing and discussing periodically with the Chief Executive Officer and other management of the Company the execution and implementation of the Company’s long-range strategic plan, including product and customer initiatives;

•        reviewing and advising periodically regarding specific strategic initiatives of management and the risks and opportunities associated with any such initiatives, including risks and opportunities as they relate to the Company’s customers and employees, the Company’s products and technology, and the Company’s brand and reputation; and

•        reporting to the Board with respect to matters discussed by the committee with management, and to ensure the Board is periodically apprised of the Company’s progress with respect to implementation of any Board-approved strategy.

Director Candidates Recommended by Stockholders

Our Nominating Committee will consider director candidates recommended by stockholders in accordance with our policy regarding stockholder recommendations of director nominees. Properly communicated stockholder-recommended director candidates will be considered in the same manner and using the same criteria as used for any other director candidate. To be properly communicated, stockholders desiring to recommend candidates for consideration by the Nominating Committee and the Board should submit their recommendation in writing to the attention of the Secretary, Heliogen, Inc., 130 W. Union St., Pasadena, CA 91103, together with the following information: (i) a completed written questionnaire (in a form provided by Heliogen) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder, (ii) a written representation and agreement (in a form provided by Heliogen) that such nominee (a) if elected as director of Heliogen, intends to serve the entire term until the next meeting at which such nominee would face re-election and (b) consents to being named as a nominee in Heliogen’s proxy statement pursuant to Rule 14a-4(d) under the 1934 Act and any associated proxy card of Heliogen and agrees to serve if elected as a director, (iii) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board, and (iv) all the information about the stockholder and the candidate that would be required pursuant to Article III, Section 5 of our Bylaws if the stockholder was nominating the candidate for election to the Board. The Nominating Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board.

Please note that stockholders who wish to nominate a person for election as a director (including nominations subject to Rule 14a-19 under the Exchange Act) in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating Committee as described above) must deliver written notice to our Secretary in the manner described in Article III, Section 5 of our Bylaws, and as described further under “Proposals of Stockholders and Director Nominations for 2024 Annual Meeting.”

Stockholder Communications with the Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Secretary, Heliogen, Inc., 130 W. Union St., Pasadena, CA 91103. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. The Secretary will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the chairperson of our Board. Communications are distributed to our Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. The purpose of this screening is to allow our Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). Communications determined by the Secretary to be inappropriate for presentation will still be made available to any non-management member of our Board upon such member’s request. The screening procedures have been approved by a majority of the independent directors. Every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Code of Conduct

The Board adopted a Code of Conduct, applicable to all of Heliogen’s employees, executive officers and directors. The Code of Conduct is available on our website at investors.heliogen.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of it to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website at investors.heliogen.com to the extent required by applicable rules and exchange requirements.

Hedging Policy

Our Insider Trading Policy prohibits directors, officers, including our named executive officers, and certain other employees of the Company from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Our Insider Trading Policy also prohibits trading in derivative securities related to the Company’s common stock, which include publicly-traded call and put options (other than employee options and other equity awards granted under our equity compensation plans), as well purchasing our common stock on margin or holding our common stock in margin accounts.

Environmental, Social and Governance

In addition to our existing environmental compliance initiatives, we will also be engaging additional resources to focus on a broader Environmental, Social and Governance (“ESG”) program across our business. As part of our commitment to energy sustainability, we completed an ESG assessment during 2022 to develop a baseline against which to prioritize our ESG strategies.

PROPOSAL NO. 2
RATIFICATION OF appointment OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected, and our Board ratified the appointment of PWC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, our Audit Committee of the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests for us and our stockholders.

Change in Independent Registered Accounting Firm

Dismissal of BDO USA LLP

As reported on the Company’s Current Report on Form 8-K filed on June 6, 2022, effective June 2, 2022, we dismissed BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm and engaged PwC to serve in this role for the fiscal year ending December 31, 2022.

BDO served as our independent registered public accounting firm from November 5, 2020 through December 30, 2021 (with respect to Legacy Heliogen) and from December 31, 2021 until it was dismissed effective June 2, 2022 (with respect to the Company).

During the interim period from January 1, 2022 through BDO’s dismissal on June 2, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the Company’s or Heliogen Holdings Inc.’s (prior to the closing of the business combination, Heliogen, Inc. (“Legacy Heliogen”)) financial statements for such periods and no there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

On June 2, 2022, the Audit Committee made the decision to engage PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, subject to completion of PwC’s standard client acceptance procedures. During the period from December 8, 2020 (Athena’s inception) through December 31, 2021 and the subsequent interim period through and including June 2, 2022, neither the Company nor anyone acting on its behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company previously provided BDO with a copy of the foregoing disclosures regarding the dismissal reproduced in this proxy statement and received a letter from BDO addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on June 6, 2022.

Principal Accountant Fees and Services

PricewaterhouseCoopers LLP

Effective June 2, 2022, our Audit Committee dismissed BDO as the Company’s independent registered public accounting firm and appointed PWC to audit our consolidated financial statements for the year ended December 31, 2023. The following table represents aggregate fees billed to the Company by PwC for the years ended December 31, 2023 and 2022. We did not incur any audit-related, tax or other fees with PwC for the years ended December 31, 2023 and 2022.

$ in thousands	Year Ended December 31,
	2023	2022
Audit fees(1)	$1,232	$890

____________

(1)      “Audit Fees” consist of fees in connection with the audit of the Company’s annual consolidated financial statements, audited financial statements presented in our Annual Report on Form 10-K, review of its quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

BDO USA LLP

BDO served as our independent registered public accounting firm for part of the year ended December 31, 2022 until BDO’s dismissal effective June 2, 2022 as noted above.

$ in thousands	Year Ended December 31,
	2023	2022
Audit fees(1)	$50	$1,086

____________

(1)      “Audit Fees” consist of fees in connection with the audit of the Company’s annual consolidated financial statements, audited financial statements presented in our Annual Report on Form 10-K, review of its quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Our Audit Committee has determined that the rendering of services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy and entitled to vote on the matter will be required to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2024.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted by the members of the Audit Committee of the Board.

Roger Lazarus (Chair)

Phyllis Newhouse

Robert Kavner

____________

(1)      The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of June 7, 2024.

Name	Age	Position
Christiana Obiaya	41	Chief Executive Officer and Director
Phelps Morris	51	Chief Financial Officer
Thomas Doyle	62	Chief Commercial Officer

Christiana Obiaya.    Biographical information for Ms. Obiaya is included above with the director biographies under the caption “Class I Directors Continuing in Office Until the 2025 Annual Meeting.”

Phelps Morris.    On April 1, 2024, Mr. Morris was appointed to serve as Heliogen’s Chief Financial Officer. Prior to joining Heliogen, Mr. Morris served as Chief Financial Officer of FTC Solar, Inc. (Nasdaq: FTCI) from March 2022 to November 2023 where he led and oversaw all aspects of the finance function. Previously, he served as Senior Vice President and Treasurer of True Blue, Inc. (NYSE: TBI) from November 2016 to March 2022. Mr. Morris also acted as Vice President, Investor Relations at Sunedison, Inc. (NYSE: SUNE) from May 2014 to August 2016. Mr. Morris brings extensive knowledge of the solar industry, and more than 20 years of experience in finance with expertise spanning treasury, capital markets, mergers and acquisitions, risk management and investor relations. Mr. Morris is a Chartered Financial Analyst charterholder and holds an MBA from the Ross School of Business at the University of Michigan and a BA in Economics from Middlebury College.

Thomas Doyle.    Mr. Doyle has been Heliogen’s Chief Commercial Officer since October 2021 and was Co-Head of Project Development from January 2021 to October 2021. Prior to joining Legacy Heliogen, Mr. Doyle served as an Executive Advisor to Morgan Stanley Energy Partners from January 2020 to present and as Chief Executive Officer of Reterro, Inc. from June 2016 to December 2019. Mr. Doyle also held roles as Chief Executive Officer of NRG Renew from October 2009 through January 2016 and Executive Vice President of Commercial Execution at Brightsource Energy. Mr. Doyle holds an MBA and a B.S. in Mechanical Engineering from the University of Arizona.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the years ended December 31, 2023 and 2022, compensation awarded or paid to, or earned by, the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Non-equity Incentive Plan Compensation ($)(7)		All Other Compensation ($)(10)	Total ($)
Christiana Obiaya(1)	2023	576,923	—	413,999	174,000	(8)	68,200	$1,233,122
Chief Executive Officer	2022	398,558	100,000	—	10,000	(8)	13,194	521,752
Bill Gross(1)	2023	46,154	—	—	—		1,990	48,144
Former Chief Executive Officer	2022	398,558	—	—	20,000		15,658	434,216
Sagar Kurada(2)(3)	2023	207,692	—	192,745	—		—	400,437
Former Chief Financial Officer
Thomas Doyle	2023	400,000	—	55,197	120,000	(9)	13,200	588,397
Chief Commercial Officer	2022	398,558	—	—	10,000	(9)	3,963	412,521
Kelly Rosser(1)(2)(4)	2023	352,692	25,000	41,393	100,000		13,200	532,285
Former Chief Accounting Officer and Former Interim Chief Financial Officer

____________

(1)      On February 5, 2023, the Board terminated Bill Gross from his position as Chief Executive Officer of Heliogen and appointed Christiana Obiaya, previously our Chief Financial Officer, as Chief Executive Officer and appointed Kelly Rosser as Interim Chief Financial Officer and Chief Accounting Officer.

(2)      On July 10, 2023, the Board appointed Sagar Kurada to serve as the Chief Financial Officer and Ms. Rosser stepped down as Interim Chief Financial Officer.

(3)      Effective January 11, 2024, Mr. Kurada resigned from his position as Chief Financial Officer and Head of Strategy.

(4)      Effective January 26, 2024, Ms. Rosser resigned from her position as Chief Accounting Officer.

(5)      Represents a one-time, discretionary bonus paid to Ms. Obiaya in January 2022 and a one-time, discretionary bonus paid to Ms. Rosser in October 2023.

(6)      Amounts represent the aggregate grant date fair value of restricted stock unit (“RSU”) awards granted to our named executive officers, computed in accordance with ASC Topic 718. Assumptions used in calculating the grant date fair value are included in Note 14 — Share-based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officer.

(7)      Amounts represent the value of a performance-based bonus the named executive officers were entitled to under the Company’s 2023 Executive Bonus Plan (as defined below) and 2022 Executive Bonus Plan (as defined below). The 2023 bonus was paid to Ms. Rosser. The 2022 bonus was paid to Mr. Gross.

(8)      Ms. Obiaya was granted cash bonuses of $174,000 and $10,000 in 2023 and 2022, respectively, under the Company’s 2023 Executive Bonus Plan and 2022 Executive Bonus Plan, respectively, but in each year she elected to voluntarily forego her applicable bonuses.

(9)      Mr. Doyle was granted cash bonuses of $120,000 and $10,000 in 2023 and 2022, respectively, under the Company’s 2023 Executive Bonus Plan and 2022 Executive Bonus Plan, respectively, but in each year he elected to voluntarily forego his applicable bonuses.

(10)    Represents matching 401(k) contributions made during 2023 and 2022. Additionally, Ms. Obiaya received $55,000 in housing allowance for temporary housing expenses in the Los Angeles, California area per her employment agreement during 2023.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance.

Cash Bonus Awards

In October 2023, a one-time, discretionary bonus of $25,000 was paid to Ms. Rosser in connection with her cooperation with a successful transition to a new Chief Financial Officer. Heliogen did not award any other discretionary cash bonuses to the named executive officers with respect to 2023.

Other than a discretionary cash bonus of $100,000 paid to Ms. Obiaya in January 2022, Heliogen did not award the named executive officers any discretionary cash bonuses with respect to 2022.

Restricted Stock Unit Awards

Heliogen’s equity awards are designed to align the interests of employees and consultants, including our executive officers, with our interests and the interests of our stockholders. The Board or an authorized committee thereof is responsible for approving equity awards.

On May 3, 2023, the Board granted each of Ms. Obiaya, Mr. Doyle and Ms. Rosser an RSU award under Heliogen’s 2021 Equity Incentive Plan (the “2021 Plan”) for 42,857, 5,714 and 4,285 shares of Heliogen’s common stock, respectively, for the fiscal year 2023 annual equity grant. Pursuant to the terms of the RSU award agreement, the RSU awards will vest over four years in equal quarterly installments of 6.25% of the shares beginning on June 15, 2023, subject to each executive officer’s continued service with Heliogen through each such vesting date.

On August 2, 2023, Mr. Kurada received an RSU award under the 2021 Plan for 21,428 shares of Heliogen’s common stock. Pursuant to the terms of the RSU award agreement, the RSU award will vest 25% on the first anniversary of the effective date of Mr. Kurada’s employment agreement, and 6.25% will vest on each quarterly vesting date (i.e. March 15, June 15, September 15 and December 15) thereafter, subject to Mr. Kurada’s continued service with Heliogen through each such vesting date. All equity awards granted to Mr. Kurada were unvested as of his Separation Date and were therefore canceled.

No RSU awards were granted to Mr. Gross, Ms. Obiaya or Mr. Doyle, during the year ended December 31, 2022.

Non-equity Incentive Plan Compensation

Heliogen instituted a performance-based bonus program for fiscal year 2023 (the “2023 Executive Bonus Plan”). Under the 2023 Executive Bonus Plan, each named executive officer was eligible for an annual performance bonus based on the satisfaction of certain corporate performance metrics determined by the Compensation Committee. Each named executive officer was assigned a target performance bonus opportunity expressed as a percentage of their annual base salary, which for 2023 was 100% for both Ms. Obiaya and Mr. Kurada, 75% for Mr. Doyle and 50% for Ms. Rosser. For 2023, the Compensation Committee approved a cash annual performance-based bonus for each of Ms. Obiaya, Mr. Doyle and Ms. Rosser equal to approximately 60% of their 2023 annual base salary multiplied by a 50% target bonus percentage for each of them, based on the satisfaction of one performance metric at the threshold level and one performance metric at the target level. Although Ms. Obiaya’s target bonus percentage was 100% and Mr. Doyle’s target bonus percentage was 75%, the cash annual performance-based bonus approved by the Compensation Committee was based on a 50% target bonus percentage payout for all participants, including Ms. Obiaya and Mr. Doyle. Ms. Obiaya elected to voluntarily forego her bonus of $174,000 under the 2023 Executive Bonus Plan that she would have otherwise been entitled to receive. Mr. Doyle elected to voluntarily forego his bonus of $120,000 under the 2023 Executive Bonus Plan that he would have otherwise been entitled to receive. Messrs. Gross and Kurada did not receive bonuses under the 2023 Executive Bonus Plan.

Heliogen also instituted a performance-based bonus program for the fiscal year 2022 (the “2022 Executive Bonus Plan”). Under the 2022 Executive Bonus Plan, each named executive officer was eligible for an annual performance bonus based on the satisfaction of certain corporate performance metrics determined by the Compensation Committee. Each named executive officer was assigned a target performance bonus opportunity expressed as a percentage of their annual base salary, which for 2022 was 100% for Mr. Gross and 50% for both Ms. Obiaya and Mr. Doyle. For 2022, the Compensation Committee approved a cash annual performance-based bonus for each of Mr. Gross, Ms. Obiaya and Mr. Doyle equal to approximately 5% of their 2022 annual base salary multiplied by their respective target bonus percentage, based on the satisfaction of one performance metric at the target level. Ms. Obiaya and Mr. Doyle both elected to voluntarily forego their bonus of $10,000 under the 2022 Executive Bonus Plan that each of them would have otherwise been entitled to receive.

The performance-based bonuses are reflected in the column of the Summary Compensation Table above entitled “Non-equity Incentive Plan Compensation.”

Agreements With Our Named Executive Officers

We have, or had, employment agreements with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The employment agreements generally provide for at-will employment and set forth the named executive officer’s initial base salary, target variable compensation, eligibility for employee benefits, the terms of initial equity grants and in some cases severance benefits in the event of a qualifying termination.

Christiana Obiaya

Ms. Obiaya entered into an employment agreement with Heliogen on March 29, 2023. Pursuant to the terms of her employment agreement, Ms. Obiaya is entitled to an annual base salary of $600,000, effective as of February 5, 2023. The employment agreement also provides for a target annual bonus of 100% of Ms. Obiaya’s then-current annual base salary, payable based upon the achievement of certain goals as determined by the Board and outlined in the Company’s annual executive bonus plan. Ms. Obiaya was also entitled to a monthly housing allowance of $5,000 for temporary housing expenses in the Los Angeles, California area, until the 12-month anniversary following the effective date of her employment agreement. Ms. Obiaya is also eligible to participate in the employee benefit plans generally available to our employees and maintained by Heliogen.

In addition, the employment agreement required that Ms. Obiaya receive an RSU award under the 2021 Plan covering 1,500,000 shares of Heliogen’s common stock (42,857 shares following the Company’s 1-for-35 reverse stock split on August 31, 2023) for the fiscal year 2023 annual equity grant. The RSU award vests as to 6.25% on each quarterly vesting date following the date of grant, subject to Ms. Obiaya’s continued service through each vesting date.

Upon a “qualifying termination” (defined in the employment agreement as a termination without “cause” or resignation for “good reason”), under the employment agreement, and subject to her execution of a release of claims, Ms. Obiaya will continue to receive, as severance, (i) 100% of her base salary, paid over the 12 months following such termination of employment in accordance with Heliogen’s regular payroll practices, (ii) reimbursement for her COBRA premiums for up to 12 months following such termination of employment, and (iii) in the event the Board determines that the applicable annual bonus milestones have met, a pro rata bonus award based on the date of the qualifying termination.

Upon a qualifying termination that occurs within 12 months following the change in control (as defined in the 2021 Plan), Ms. Obiaya is entitled to receive the base salary severance, COBRA reimbursement, an amount equal to her target bonus for the year in which the qualifying termination occurs (in lieu of the pro rata bonus payment), and any equity award granted to Ms. Obiaya under the Legacy Heliogen 2013 Stock Incentive Plan (the “2013 Plan”) or the 2021 Plan that is subject to time-based vesting will accelerate and become fully vested and exercisable, all subject to execution of the release of claims.

Bill Gross

The Board terminated Mr. Gross from his position as Chief Executive Officer on February 5, 2023. Mr. Gross entered into an employment agreement with Heliogen in November 2021. Pursuant to the terms of his employment agreement, Mr. Gross was entitled to an initial annual base salary of $275,000, which increased to $400,000 effective as of December 30, 2021. The employment agreement also provided for a discretionary annual bonus of up to 100% of Mr. Gross’s then-current annual base salary, payable based upon the achievement of certain milestones as determined by the Board pursuant to the 2022 Executive Bonus Plan.

The employment agreement further provided that, unless provided otherwise, any equity award granted to Mr. Gross under the 2013 Plan or the 2021 Plan that was subject to time-based vesting, to the extent such award was assumed, continued, or substituted by the surviving corporation in connection with a “change in control” (as defined in the applicable plan), and Mr. Gross continued to provide services to Heliogen or the successor corporation, would have accelerated and become fully vested and exercisable and non-forfeitable in the event of a “qualifying termination” (as defined in the executive employment agreement, including a termination without “cause” or resignation for “good reason” and execution of a release of claims) that occurred within 12 months following the change in control. Upon a qualifying termination that did not occur within 12 months following a change in control, under the employment agreement, Mr. Gross would have been eligible for accelerated vesting of his time-based equity awards that would have vested, had he remained in continuous service for an additional 12 months after the termination date. Under the terms of the employment agreement, after Mr. Gross’s termination, he is required to reasonably cooperate with Heliogen in responding to reasonable requests in connection with any disputes brought against Heliogen, and will be paid $195 per hour for the time devoted to such matters. Mr. Gross was also eligible to participate in the employee benefit plans generally available to our employees and maintained by Heliogen.

Thomas Doyle

Mr. Doyle entered into an employment agreement with Heliogen on March 29, 2023. Pursuant to the terms of his employment agreement, Mr. Doyle is entitled to an annual base salary of $400,000. The employment agreement also provides for a target discretionary annual bonus of 50% of Mr. Doyle’s then-current annual base salary, payable based upon the achievement of certain goals as determined by the Board and outlined in the Company’s annual executive bonus plan. Mr. Doyle is also eligible to participate in the employee benefit plans generally available to our employees and maintained by Heliogen.

Upon a “qualifying termination” (defined in the employment agreement as a termination without “cause” or resignation for “good reason”), under the employment agreement, and subject to his execution of a release of claims, Mr. Doyle will continue to receive, as severance, (i) 75% of his base salary, paid over the 9 months following such termination of employment in accordance with Heliogen’s regular payroll practices, (ii) reimbursement for his COBRA premiums for up to 9 months following such termination of employment, and (iii) in the event the Board determines that the applicable annual bonus milestones have met, a pro rata bonus award based on the date of the qualifying termination.

Upon a qualifying termination that occurs within 12 months following the change in control (as defined in the 2021 Plan), Mr. Doyle is entitled to receive the base salary severance, COBRA reimbursement, an amount equal to his target bonus for the year in which the qualifying termination occurs (in lieu of the pro rata bonus payment), and any equity award granted to Mr. Doyle under the 2013 Plan or the 2021 Plan that is subject to time-based vesting will accelerate and become fully vested and exercisable, all subject to execution of the release of claims.

Sagar Kurada

Mr. Kurada entered into an employment agreement with Heliogen on July 6, 2023 and served as Chief Financial Officer and Head of Strategy of the Company. Pursuant to the terms of his employment agreement, Mr. Kurada was entitled to an annual base salary of $450,000, effective July 10, 2023, and an annual target bonus of 100% of his base salary, payable based upon the achievement of certain goals as determined by the Board and outlined in the Company’s annual executive bonus plan, and pro-rated for the 2023 calendar year. Mr. Kurada was also eligible to participate in the employee benefit plans generally available to our employees and maintained by Heliogen. In addition, the employment agreement required that Mr. Kurada receive an RSU award under the 2021 Plan of 750,000 shares of Heliogen’s common stock (21,428 shares following the Company’s 1-for-35 reverse stock split on August 31, 2023), of which 25% would have vested on the first anniversary of the effective date of his employment agreement, and 6.25% would have vested each quarter thereafter, subject to Mr. Kurada’s continued service through each such vesting date.

On January 11, 2024, Heliogen and Mr. Kurada entered into a transition agreement (the “Transition Agreement”), pursuant to which Heliogen and Mr. Kurada mutually agreed that Mr. Kurada would cease to serve as Chief Financial Officer and Head of Strategy of the Company, effective January 11, 2024, and cease employment with Heliogen, effective January 31, 2024 (the “Separation Date”). Pursuant to the Transition Agreement Mr. Kurada received his base salary and benefits eligibility through the Separation Date, and was not eligible to receive, and did not receive, a bonus for 2023. Subject to Mr. Kurada’s continued employment through the Separation Date, his execution and non-revocation of a general release of claims in favor of Heliogen, his compliance with his existing confidentiality obligations and the non-disparagement and other terms of the Transition Agreement, and his continued support to Heliogen with the orderly transition of his work, Mr. Kurada received (i) payments equal to his base salary for two months following the Separation Date; and (ii) payment of his and his dependents’ healthcare premiums pursuant to COBRA for a period of up to two months after the Separation Date. All equity awards granted to Mr. Kurada were unvested as of the Separation Date and were therefore forfeited.

Kelly Rosser

Ms. Rosser entered into an employment agreement with Heliogen on April 13, 2023. Pursuant to the terms of her employment agreement, Ms. Rosser was entitled to an annual base salary of $300,000. The employment agreement also provided for a discretionary annual bonus of a percentage of Ms. Rosser’s then-current annual base salary, to be determined by the Board, payable based upon the achievement of certain goals as determined by the Board and outlined in the Company’s annual executive bonus plan. Ms. Rosser was also eligible to participate in the employee benefit plans generally available to our employees and maintained by Heliogen.

Ms. Rosser resigned from her position as Chief Accounting Officer effective January 26, 2024 and did not receive any severance payments in connection with her resignation. All unvested RSU awards granted to Ms. Rosser as of January 26, 2024 were forfeited. Pursuant to the terms of her employment agreement, Ms. Rosser was entitled to receive, and did receive, a cash performance-based bonus for 2023 as further described above under “— Narrative Disclosure to Summary Compensation Table — Non-equity Incentive Plan Compensation.”

Other Compensation and Benefits

Benefits and Perquisites

Heliogen provides benefits to its executive officers on the same basis as is provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-term and long-term disability insurance; flexible spending accounts; employee assistance program; and a work-from-home allowance.

Other than the director and officer insurance coverage Heliogen maintains for its directors and officers, Heliogen does not maintain any executive-specific health and welfare benefits or perquisites.

401(k) Plan

We maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Our 401(k) plan provides for a safe harbor employer matching contribution equal to 100% of the first three percent of eligible compensation and 50% of the next two percent of eligible compensation contributed to the plan by an employee. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Clawback Policy

We have adopted a Dodd-Frank Wall Street Reform and Consumer Protection Act compliant compensation recoupment policy in accordance with SEC and listing exchange requirements. In the event we are required to prepare an accounting restatement, we will recover any compensation received after the effective date by any current or former executive officer that is based wholly or in part upon the attainment of a financial reporting measure.

Outstanding Equity Awards at 2023 Year-End

The following table presents information regarding outstanding equity awards held by each named executive officer as of December 31, 2023.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)(1)
Christiana Obiaya	19,768	8,991	(2)	10.50	3/8/2031	—		—
	—	—		—	—	7,192	(4)	14,384
	—	—		—	—	34,823	(5)	69,646
Bill Gross	—	—		—	—	—		—
Sagar Kurada	—	—		—	—	21,428	(6)	42,856
Thomas Doyle	17,698	7,301	(3)	6.30	1/22/2031	—		—
	—	—		—	—	7,192	(4)	14,384
	—	—		—	—	4,643	(5)	9,286
Kelly Rosser	—	—		—	—	7,857	(7)	15,714
	—	—		—	—	3,484	(5)	6,968

____________

(1)      Represents the market value of RSU awards based on the closing price of Heliogen’s common stock of $2.00 as of December 29, 2023, the last trading day of 2023.

(2)      Represents stock options that vest over four years, with 25% of the shares vested on March 8, 2022 and the remaining 75% of the shares vesting over three years in equal monthly installments thereafter, subject to Ms. Obiaya’s continued service through each vesting date.

(3)      Represents stock options that vest over four years, with 25% of the shares vested on January 19, 2022 and the remaining 75% of the shares vesting over three years in equal monthly installments thereafter, subject to Mr. Doyle’s continued service through each vesting date.

(4)      Represents RSU awards that vest over four years in equal quarterly installments of 6.25% of the shares beginning on March 15, 2022, subject to the named executive officer’s continued service through each vesting date.

(5)      Represents RSU awards that vest over four years in equal quarterly installments of 6.25% of the shares beginning on June 15, 2023, subject to the named executive officer’s continued service through each vesting date. With respect to Ms. Rosser’s awards, all unvested RSU awards were forfeited by Ms. Rosser upon her departure from Heliogen on January 26, 2024.

(6)      Represents an RSU award that vests over four years with 25% of the shares vesting on July 10, 2024 and 6.25% of the shares vesting quarterly beginning on September 15, 2024, subject to Mr. Kurada’s continued service through each vesting date. Effective January 31, 2024, Mr. Kurada ceased employment with Heliogen. All equity awards granted to Mr. Kurada were unvested as of such date and were therefore canceled.

(7)      Represents an RSU award that vests over four years with 25% of the shares vesting on September 15, 2023 and 6.25% of the shares vesting quarterly beginning on December 15, 2023, subject to Ms. Rosser’s continued service through each vesting date. Effective January 26, 2024, Ms. Rosser ceased employment with Heliogen and all unvested RSU awards were forfeited.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2013 Stock Incentive Plan(2)	236,315	$12.64	—
2021 Equity Incentive Plan(3)	307,366	—	338,032
2021 Employee Stock Purchase Plan(4)	—	—	210,174
Equity compensation plans not approved by security holders	—	—	—
TOTAL	543,681	$12.64	548,206

____________

(1)      The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSU awards, which have no exercise price.

(2)      Following the adoption of the 2021 Plan, no additional equity awards have been or will be granted under the 2013 Plan.

(3)      Our 2021 Plan provides that on January 1 of each calendar year, starting on January 1, 2022 through January 1, 2031, the number of shares of common reserved for issuance thereunder is automatically increased by a number equal to (i) 4% of the total number of shares of our common stock outstanding on December 31 of the fiscal year before the date of such automatic increase, or (ii) a lesser number of shares as determined by the Board prior to the applicable January 1. On January 1, 2024, the number of shares of common stock available for issuance under our 2021 Plan increased by 237,852 shares pursuant to these provisions. This increase is not reflected in the table above.

(4)      Our 2021 ESPP provides that on January 1 of each calendar year, starting on January 1, 2022 through January 1, 2031, the number of shares of common reserved for issuance thereunder is automatically increased by a number equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 271,638 shares, or (iii) a lesser number of shares than described under (i) or (ii) as determined by the Board. On January 1, 2024, the number of shares of common stock available for issuance under our 2021 ESPP increased by 59,463 shares pursuant to these provisions. This increase is not reflected in the table above.

Non-Employee Director Compensation

The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that Heliogen is able to recruit and retain qualified directors. Heliogen has established a Board compensation program that is designed to align compensation with Heliogen’s business objectives and the creation of stockholder value, while enabling Heliogen to attract, retain, incentivize and reward directors who contribute to the long-term success of Heliogen.

The following table presents the annual compensation earned during 2023 by the non-employee directors of Heliogen.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Julie Kane	100,000	$19,267	119,267
Stacey Abrams	75,833	19,267	95,100
Barbara Burger	76,250	19,267	95,517
Robert Kavner(4)	87,500	19,267	106,767
Roger Lazarus(5)	58,333	43,632	101,965
Phyllis Newhouse	77,917	19,267	97,184
Suntharesan Padmanathan	61,667	19,267	80,934

____________

(1)      Amounts represent the annual cash retainer paid to each director.

(2)      Amounts represent the aggregate grant date fair value of stock awards granted, computed in accordance with ASC Topic 718.

(3)      The aggregate number of shares subject to RSU awards as of December 31, 2023 was as follows:

Director	RSU Awards
Julie Kane	2,528
Stacey Abrams	2,528
Barbara Burger	3,850
Robert Kavner(4)	2,528
Roger Lazarus(5)	4,284
Phyllis Newhouse	2,528
Suntharesan Padmanathan	2,528

(4)      Mr. Kavner’s term as director will expire at the 2024 Annual Meeting and he is not standing for re-election.

(5)      Mr. Lazarus was appointed to our Board effective March 2, 2023.

Non-Employee Director Compensation Policy

Effective April 1, 2024, our Board adopted an amended and restated non-employee director compensation policy that is designed to align compensation with Heliogen’s business objectives and the creation of stockholder value, while enabling Heliogen to attract, retain, incentivize and reward directors who contribute to the long-term success of Heliogen. Pursuant to this policy, each member of our Board who is not our employee is eligible to receive the following compensation for his or her service as a member of our Board:

•        An initial equity grant equal to that number of RSUs that is the lesser of (i) the number of RSUs with a value of $150,000 in the aggregate based on the closing price of our common stock on the effective date of the director’s appointment and (ii) 75,000 RSUs (2,142 RSUs following the Company’s 1-for-35 reverse stock split on August 31, 2023), in either case, which vests ratably over a three-year period, with one-third vesting on each anniversary of the grant date, subject to the Board member’s continued service on our Board; and

•        An annual equity grant equal to that number of RSUs that is the lesser of (i) the number of RSUs with a value of $150,000 in the aggregate based on the closing price of our common stock on the date of the annual meeting at which the grant is made and (ii) 75,000 RSUs (2,142 RSUs following the Company’s 1-for-35 reverse stock split on August 31, 2023), in either case, which fully vests on the earlier of (i) one year following the date of grant or (ii) the day before the next annual meeting following the applicable grant date, subject to the Board member’s continued service on our Board.

For each non-employee director that remains in continuous service through immediately prior to a “change in control” (as defined in the 2021 Plan), his or her then-outstanding equity awards that were granted pursuant to the non-employee director compensation policy will become fully vested immediately prior to such change in control.

All non-employee directors receive an annual cash retainer of $50,000 for his or her service in that role. The non-executive chairperson of the Board receives an additional cash retainer of $45,000 for his or her service in that role. The chairs of the Audit Committee and Compensation Committee each receive cash retainers of $30,000, for his or her respective committee service as chair. The chairs of the Nominating Committee and Corporate Strategy Committee each receive cash retainers of $20,000, for his or her respective committee service as chair. Members (other than chairs) of the Audit Committee and Compensation Committee each receive cash retainers of $15,000, for his or her respective committee service. Members (other than chairs) of the Nominating Committee and Corporate Strategy Committee each receive cash retainers of $10,000, for his or her respective committee service.

Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of the common stock as of June 7, 2024, by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the common stock;

•        each of our current named executive officers and directors; and

•        all of our current executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including stock options and warrants that are currently exercisable or exercisable within 60 days and RSUs that have vested and not yet settled or that vest within 60 days of June 7, 2024.

The beneficial ownership percentages set forth in the table below are based on 5,978,487 shares of common stock issued and outstanding as of June 7, 2024. The following table does not reflect record or beneficial ownership of any warrants to purchase common stock. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to stock options held by the person that are currently exercisable or exercisable within 60 days of June 7, 2024 and issuable upon the vesting of RSUs held by the person within 60 days of June 7, 2024. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

	Beneficial Ownership
Name of Beneficial Owner(1)	Shares	%
5% Stockholders
Nant Capital, LLC(2)	1,455,593	24.3%
Galloway Capital Partners, LLC(3)	378,800	6.3%
Directors and Named Executive Officers
Bill Gross(4)	142,775	2.4%
Christiana Obiaya(5)	41,238	*	%
Phelps Morris	—	—%
Sagar Kurada(6)	—	—%
Tom Doyle(7)	29,670	*	%
Kelly Rosser(8)	4,124	*	%
Julie Kane(9)	5,738	*	%
Stacey Abrams(9)(10)	6,166	*	%
Barbara Burger(9)	2,996	*	%
Robert Kavner(9)	5,738	*	%
Roger Lazarus(9)	2,856	*	%
Phyllis Newhouse(9)	128,551	2.1%
Suntharesan Padmanathan(9)	5,738	*	%
All directors and current executive officers as a group (10 persons)(11)	228,691	3.8%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Unless otherwise noted, the business address of those listed in the table above is 130 West Union Street Pasadena, California 91103.

(2)      This information is based on a Schedule 13D filed with the SEC on February 23, 2024 by Nant Capital LLC (“Nant Capital”), Cambridge Equities, LP (“Cambridge Equities”), MP 13 Ventures, LLC (“MP 13 Ventures”) and Dr. Patrick Soon-Shiong. Consists of (i) 946,275 shares of common stock beneficially owned by Nant Capital, (ii) 442,298 shares of common stock beneficially owned by Cambridge Equities, and (iii) 67,020 shares of common stock directly owned by

Dr. Soon-Shiong. MP 13 Ventures is the general partner of Cambridge Equities and may be deemed to have beneficial ownership of the shares held by Cambridge Equities. Dr. Soon-Shiong is the sole member of MP 13 Ventures. As a result, MP 13 Ventures and Dr. Soon-Shiong may be deemed to beneficially own and share with Cambridge Equities the power to vote and direct the vote, and the power to dispose or direct the disposition of, the 442,298 shares beneficially owned by Cambridge Equities. Dr. Soon-Shiong is also the sole member of Nant Capital and thus may be deemed to beneficially own and share with Nant Capital the power to vote and direct the vote, and the power to dispose or direct the disposition of, the 946,275 shares beneficially owned by Nant Capital. As a result, Dr. Soon-Shiong may be deemed to beneficially own, in the aggregate, 1,455,593 shares of the Company’s common stock. Dr. Soon-Shiong disclaims beneficial ownership of the shares of common stock beneficially owned by Cambridge Equities and Nant Capital except to the extent of his pecuniary interest. The address of the principal business and principal office, as applicable, of each of Dr. Soon-Shiong, Cambridge Equities, MP 13 Ventures and Nant Capital is 450 Duley Road, El Segundo, CA 90245.

(3)      This information is based on a Schedule 13D filed with the SEC on May 24, 2024 by Galloway Capital Partners, LLC (“GCP”). Bruce Galloway is the managing member of GCP. Mr. Galloway has sole voting and dispositive control of GCP and may be deemed to have beneficial ownership of the common stock held directly by GCP. The address of the principal business office of GCP is 323 Sunny Isles Blvd, 7th Floor, Sunny Isles Beach, FL 33160.

(4)      On February 5, 2023, the Board terminated Mr. Gross from his position as Chief Executive Officer of Heliogen. This information is based on a Schedule 13D/A filed with the SEC on February 20, 2024 by Mr. Gross, Idealab, a California corporation, and Idealab Holdings, LLC, a wholly-owned subsidiary of Idealab. Includes 462 shares of common stock held by Idealab Studio, LLC (“Idealab Studio”) and 142,313 shares of common stock held by The Gross Goodstein Living Trust, dated April 18, 2006 (“Gross Trust”), of which Mr. Gross and his wife are co-trustees and may be deemed to share voting and dispositive power. The Gross Trust owns a majority of the class of securities entitled to elect two managers to Idealab Studio’s board of managers. Mr. Gross is the chairman and chief executive officer of Idealab Studio. Each of the foregoing persons disclaims beneficial ownership of such securities except to the extent of his or her pecuniary interest therein.

(5)      Includes 23,961 shares issuable for vested and exercisable stock options within 60 days and 3,576 shares issuable upon vesting of RSUs within 60 days.

(6)      Effective January 11, 2024, Mr. Kurada resigned from his position as Chief Financial Officer and Head of Strategy.

(7)      Includes 21,603 shares issuable for vested and exercisable stock options within 60 days and 1,255 shares issuable upon vesting of RSUs within 60 days.

(8)      Effective January 26, 2024, Ms. Rosser resigned from her position as Chief Accounting Officer.

(9)      Includes 2,142 shares issuable upon vesting of RSUs within 60 days.

(10)    Ms. Abrams has voting and/or investment control over the securities held by Brockington Hall, LLC (“Brockington”) and may be deemed to beneficially own the securities owned by Brockington.

(11)    Consists of (i) 163,302 shares beneficially owned by our current executive officers and directors, (ii) 45,564 shares issuable for vested and exercisable stock options within 60 days and (iii) 19,825 shares issuable upon vesting of RSUs within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions with Related Parties

The following is a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2023 and 2022, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the sections titled “Executive Compensation” and “Non-Employee Director Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.

Heliogen Transactions and Agreements

Related Party Lease and Other Services

Until February 15, 2024 Idealab, was a holder of more than 5% of Heliogen’s outstanding voting stock through its wholly owned subsidiary, Idealab Holdings, LLC. Idealab provides various services to Heliogen through a services agreement which includes leasing office space, accounting, human resources, legal, information technology, marketing, public relations, and certain other executive services. We are charged a fee for the specific services provided and these fees totaled $288,885 and $529,610 for the years ended December 31, 2023 and 2022, respectively.

In May 2021, Heliogen sub-leased a portion of its office space in Pasadena, CA to Idealab for a term of seven years. In March 2023, Heliogen entered into an amendment to the sub-lease with Idealab. The sub-lease has an initial annual base rent of $150,000 and contains a 3% per annum escalation clause. The sub-lease is subject to termination by either party upon six months prior written notice. Concurrently with the parties’ entering into the sub-lease agreement, Idealab and Heliogen also entered into certain property management and shared facilities staffing agreements, which provide that Heliogen pays Idealab $3,000 per month for building management services and $13,000 per month for shared facilities staff and services (with proportional reimbursement of salaries). Such agreements are subject to termination right by either party with 90 days’ prior written notice.

Related Party Services Agreement

In March 2023, Heliogen entered into an agreement with NantG Power, LLC (“NantG”), an affiliated sister-company to Nant Capital LLC (a holder of more than 5% of Heliogen’s outstanding voting stock), to provide front-end concept design and R&D engineering services. We will be compensated up to $5 million on a time and materials basis. During the year ended December 31, 2023, we recognized $103,056 of services revenue from NantG.

Related-Person Transactions Policy

Our Board has adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds the lessor of (x) $120,000 and (y) 1% of the average of our total assets as of the last calendar day of the two years immediately preceding such transaction.

Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.

Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our Audit Committee pursuant to this policy before such related person may engage in the transaction.

In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risk, cost and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction; and

•        the availability of other sources for comparable services or products.

Our Audit Committee will approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of Heliogen and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS
FOR 2025 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials.    If you would like to present a proposal for possible inclusion in our proxy statement for our 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, please send the proposal to the attention of the General Counsel, Heliogen, Inc., 130 W. Union St., Pasadena, CA 91103. To be eligible for inclusion in our proxy statement, proposals must be received by February 20, 2025 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2025 annual meeting of stockholders.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates.    Stockholders who wish to nominate persons for election to the Board at the 2025 annual meeting of stockholders (including nominations subject to Rule 14a-19 under the Exchange Act) or wish to present a proposal at the 2025 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials the Company distributes for such meeting, must deliver written notice of the nomination or proposal to the Company’s Secretary no earlier than the close of business on April 3, 2025 and no later than the close of business on May 3, 2025 (provided, however, that if the 2024 annual meeting of stockholders is more than 30 days before or more than 30 days after the anniversary of this year’s meeting, nominations and proposals must be received no earlier than the close of business on the 120th day prior to the date of the 2025 annual meeting of stockholders and no later than the close of business on the later of the 90th day prior to the date of the 2025 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made. The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Section 5(b) of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2025 annual meeting of stockholders. A stockholder’s written notice should be sent to the attention of the attention of the General Counsel, Heliogen, Inc., 130 W. Union St., Pasadena, CA 91103.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Heliogen, Inc. Direct your written request to our General Counsel and Secretary at legal@Heliogen.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

Our 2023 Annual Report has been posted, and is available without charge, on our corporate website at investors.heliogen.com. For stockholders receiving a Notice of Internet Availability, such Notice of Internet Availability will contain instructions on how to request a printed copy of our 2023 Annual Report. For stockholders receiving a printed copy of this proxy statement, a copy of our 2023 Annual Report has also been provided to you.

In addition, we will provide a copy of our 2023 Annual Report to any stockholder of record or beneficial owner of our common stock without charge upon written request to: General Counsel, Heliogen, Inc., 130 W. Union St., Pasadena, CA 91103.

DATED: Pasadena, California, June 18, 2024

HELIOGEN, INC. 130 WEST UNION STREET PASADENA, CA 91103 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 31, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HLGN2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 31, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V52305-P14417KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HELIOGEN, INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees: For Withhold 1a. Julie Kane 1b. Roger Lazarus The Board of Directors recommends you vote FOR Proposal 2 : For Against Abstain 2 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may be properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com. V52306-P14417HELIOGEN, INC. Annual Meeting of Stockholders August 1, 2024 8:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) acknowledge(s) receipt of the Notice of the 2024 Annual Meeting of Stockholders of Heliogen, Inc.and the Proxy Statement and hereby appoint(s) Christiana Obiaya and Debbie Chen, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to act as attorneys and proxies to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of common stock of HELIOGEN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time on August 1, 2024,via live webcast at www.virtualshareholdermeeting.com/HLGN2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side